Exhibit 4.3
FORM OF 12 1/2% SENIOR SECURED NOTE
(Face of 12 1/2% Senior Secured Note)
12 1/2% Senior Secured Notes due 2017
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN

THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: AMERICAN COMMERCIAL LINES INC., 1701 EAST MARKET STREET, JEFFERSONVILLE, INDIANA 47310 ATTENTION: CHIEF FINANCIAL OFFICER.

COMMERCIAL BARGE LINE COMPANY
12 1/2% SENIOR SECURED NOTE DUE 2017

No. 1	INITIAL NOTES CUSIP:
20162U AA3
INITIAL NOTES ISIN:
US20162UAA34
     Commercial Barge Line Company promises to pay to Cede & Co. or registered assigns, the principal sum of [•] on July 15, 2017.
     Interest Payment Dates: January 15 and July 15, beginning January 15, 2010
     Record Dates: January 1 and July 1
     Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

COMMERCIAL BARGE LINE COMPANY
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 12 1/2 % Senior Secured Notes
referred to in the within-mentioned Indenture:
Dated: July 7, 2009
THE BANK OF NEW YORK MELLON TRUST
     COMPANY, N.A., not in its individual capacity,
     but solely as Trustee

By:
Authorized Signatory

(Reverse of 12 1/2 % Senior Secured Note)
12 1/2% Senior Secured Notes due 2017
COMMERCIAL BARGE LINE COMPANY
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest.
     (a) Commercial Barge Line Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note (the “Notes”) at the rate of 12 1/2% per annum. The Company will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on January 15 and July 15, commencing on January 15, 2010 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including July 7, 2009; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after July 7, 2009), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. It shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
     (b) Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement dated as of July 7, 2009 among the Issuer, the Guarantors party thereto and the Initial Purchasers.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.
     (3) Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. American Commercial Lines Inc. or any of its Affiliates may act in any such capacity.
     (4) Indenture. The Company issued the Notes under an Indenture, dated as of July 7, 2009 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the

Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes issued on the Issue Date are senior secured Obligations of the Company limited to $200,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.
     The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.
     (5) Optional Redemption.
     (a) The Notes may be redeemed, in whole or in part, at any time prior to July 15, 2013, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
     (b) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 15, 2013 upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning July 15 of the years indicated:

Year	Percentage
2013	106.250%
2014	103.125%
2015 and thereafter	100%
     (c) At any time, or from time to time, prior to July 15, 2012, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to112.50% of the principal amount of thereof, together with accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of the Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by American Commercial Lines or its Subsidiaries) and that any such notice of redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
     (6) Mandatory Redemption. Except as set forth under Sections 4.10, 4.14 and 4.16 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at Option of Holder.
     (a) Upon the occurrence of certain events, the Company may be required to commence an Offer to Purchase pursuant to an Asset Sale Offer, Event of Loss Offer or a Change of Control Offer.
     (c) Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale Offer, Event of Loss Offer or a Change of Control Offer from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

     (8) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.
     (11) Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including waivers obtained in connection with a tender offer or exchange offer for the Notes.
     Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, the Guarantees and the Security Documents for any of the following purposes:
     (1) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Guarantees, the Security Documents and in the Notes;
     (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors;
     (3) to add additional Events of Default;
     (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;
     (5) to evidence and provide for the acceptance of appointment under the Indenture and the Security Documents by a successor Trustee or Collateral Agent;
     (6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;
     (7) to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor in accordance with the Indenture;
     (8) to cure any ambiguity, defect, omission, mistake or inconsistency;
     (9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the American Commercial Lines;
     (10) to conform the text of the Indenture, the Security Documents or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the Notes”;
     (11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Note Obligations under the Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;
     (12) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture; or
     (13) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement.
     Subject to the preceding paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture or amend the Security Documents and the Intercreditor Agreement (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:
     (1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,
     (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,
     (3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales or Excess Loss Proceeds from an Event of Loss if such modification was done after the occurrence of such Change of Control, Asset Sale or Event of Loss, as applicable,
     (4) subordinate, in right of payment, the Notes to any other Debt of the Company,
     (5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

     (6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).
     In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or otherwise modifying the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.
     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:
     (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or
     (2) in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
     (12) Defaults and Remedies. Events of Default include:
     (1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
     (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
     (3) failure to perform or comply with the provisions described under Section 5.1 of the Indenture;
     (4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in the Indenture);
     (5) default in the performance, or breach, of (i) any covenant or agreement of the Company or any Guarantor in the Indenture (other than a (x) covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) (3) or (4) above or (y) a covenant or agreement contained in Section 4.3 of the Indenture), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement contained in Section 4.3 of the Indenture and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by American Commercial Lines or any Restricted Subsidiary of American Commercial Lines (including the Company) having, individually or in the aggregate, a principal or similar amount outstanding of at least $35.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $35.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
     (7) the entry against American Commercial Lines or any Restricted Subsidiary of American Commercial Lines that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final nonappealable judgment or final nonappealable judgments for the payment of money in an aggregate amount in excess of $35.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 90 consecutive days;
     (8) (i) American Commercial Lines, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Code:
     (a) commences a voluntary case,
     (b) consents to the entry of an order for relief against it in an involuntary case,
     (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,
     (d) makes a general assignment for the benefit of its creditors, or
     (e) admits, in writing, its inability generally to pay its debts as they become due; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:
     (a) is for relief against American Commercial Lines, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case;
     (b) appoints a Custodian of American Commercial Lines, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of American Commercial Lines or any of its Restricted Subsidiaries (including the Company);
     (c) orders the liquidation of American Commercial Lines, the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; or
     (9) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by American Commercial Lines or any of its Restricted Subsidiaries or Guarantors in the performance of the Security Documents which adversely affects in any material respect the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, the repudiation or disaffirmation by American Commercial Lines or any of its Restricted Subsidiaries or Guarantors of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against American Commercial Lines or any of its Restricted Subsidiaries or Guarantors party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 66 2/3% of the outstanding principal amount of the Note Obligations and demanding that such default be remedied.
     If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders).
     In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by American Commercial Lines or a Restricted Subsidiary of American Commercial Lines or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
     If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (13) Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Guarantee, the Indenture or the Security Documents by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.
     (15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
American Commercial Lines Inc.
1701 East Market Street
Jeffersonville, Indiana 47130
Facsimile: (812) 288-0294
Attention: General Counsel

ASSIGNMENT FORM
     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Sections 4.10 (Asset Sale), 4.14 (Change of Control) or 4.16 (Event of Loss) of the Indenture, check the box below:
☐ Section 4.10   ☐ Section 4.14   ☐ Section 4.16
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, 4.14 or 4.16 of the Indenture, state the amount you elect to have purchased: $

Date: _________	Your Signature:
(Sign exactly as your name appears on the Note)
     Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF TRANSFER RESTRICTED NOTES
American Commercial Lines Inc.
1701 East Market Street
Jeffersonville, Indiana 47130
Facsimile: (812) 288-0294
Attention: General Counsel
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street Suite 1020
Chicago, Illinois 60602
Facsimile: (312) 827-8542
Attention: Corporate Trust
Re:	Commercial Barge Line Company 12 1/2% Senior Secured Note due 2017 CUSIP #
Reference is hereby made to that certain Indenture dated July 7, 2009 (the “Indenture”) among Commercial Barge Line Company (the “Company”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.
This certificate relates to $                     principal amount of Notes held in (check applicable space)            book-entry or            definitive form by the undersigned.
The undersigned                                          (transferor) (check one box below):
☐	hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; or

☐	hereby requests the Trustee to exchange or register the transfer of a Note or Notes to (transferee).
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(b) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW:
(1) ☐ to the Company or any of its subsidiaries; or
(2) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or
(3) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]
Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 12 1/2% SENIOR SECURED NOTES
     The following exchanges of a part of this Global Note for other 12 1/2% Senior Secured Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or 12 1/2% Senior Secured Note Custodian

FORM OF NOTATIONAL GUARANTEE
     The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of July 7, 2009, by and among Commercial Barge Line Company (the “Company”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Company under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Company, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XII of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.
     The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.
     No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.
     This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectability.
     This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
Dated as of

[NAME OF GUARANTOR]
By:
Name:
Title: